Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 12, 2010, with respect to the consolidated financial statements, and internal control over financial reporting included in the Annual Report of American Railcar Industries, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statement of American Railcar Industries, Inc. and subsidiaries on Form S-8 (No. 333-136680, effective August 16, 2006).
/s/ GRANT THORNTON LLP
St. Louis, Missouri
March 12, 2010